Exhibit 99.1

Press Release

Navidea Biopharmaceuticals, Inc. Announces Intent to sell Cardinal Milestone Payment for $8 Million; Secures New $2.75 Million Equity Line of Credit

Fresh capital for funding Phase IIb and Phase III trials, expands growth, and fuels shareholder value

DUBLIN, Ohio, April 27, 2023 (BUSINESS WIRE) -- Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) (“Navidea” or the “Company”), a company focused on the development of precision immunodiagnostic agents and immunotherapeutics, today announces the execution of a letter of intent to sale the Cardinal Milestone Payment for $8 million and execution of a new $2.75 million Equity Line of Credit, led by a longtime Navidea investor, to provide substantial funding for the Company’s Phase IIb (NAV3-32) and Phase III (NAV3-33) trials and expand operations.

The Company’s uniquely structured capital raise will provide access to up to $10.75 million and propels the organization forward by providing substantial funding for the Company’s current Phase IIb and Phase III trials. Working closely together with its trusted partner and longtime investor, the Company has agreed to sell the Cardinal Milestone Payment for $8 million, subject to execution of final documentation. This sale will bring in immediate capital into the Company, along with access up to $2.75 million with use of an Equity Line of Credit. This powerful combination of capital access allows the Company to expand its clinical trial base – driving additional shareholder value.

“This capital infusion provides an immediate and positive impact on the trajectory of the Company’s pioneering work - empowering accelerated progress in areas of focus for 2023 and 2024”, said Dr. Jason Myers, “G2G and Navidea, now with the added support of this new partnership, are excited to demonstrate our combined ability to advance innovative science and drive shareholder return.”

“Our goal is to partner with trusted investors who share our vision to drive Phase IIb and Phase III trials to completion, enhance our operational capabilities, and continue our strategy of cultivating growth.”, said Board of Directors, Director Josh Wilson. “This partnership and structure creates exceptional enterprise value and provides the fuel needed for growth now and into the future.”

About Navidea

Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) is a biopharmaceutical company focused on the development of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products based on its Manocept platform to enhance patient care by identifying the sites and pathways of disease and enable better diagnostic accuracy, clinical decision-making, and targeted treatment. Navidea’s Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of Tc99m tilmanocept, the first product developed and commercialized by Navidea based on the platform. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel products and advancing the Company’s pipeline through global partnering and commercialization efforts. For more information, visit www.navidea.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements include our expectations regarding pending litigation and other matters. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things: our history of operating losses and uncertainty of future profitability; the final outcome of any pending litigation; our ability to successfully complete research and further development of our drug candidates; the timing, cost and uncertainty of obtaining regulatory approvals of our drug candidates; our ability to successfully commercialize our drug candidates; dependence on royalties and grant revenue; our ability to implement our growth strategy; anticipated trends in our business; our limited product line and distribution channels; advances in technologies and development of new competitive products; our ability to comply with the NYSE American continued listing standards; our ability to maintain effective internal control over financial reporting; the impact of the current coronavirus pandemic; and other risk factors detailed in our most recent Annual Report on Form 10-K and other SEC filings. You are urged to carefully review and consider the disclosures found in our SEC filings, which are available at http://www.sec.gov or at http://ir.navidea.com.

Investors are urged to consider statements that include the words “will,” “may,” “could,” “should,” “plan,” “continue,” “designed,” “goal,” “forecast,” “future,” “believe,” “intend,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions, as well as the negatives of those words or other comparable words, to be uncertain forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be incorrect. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Investor Relations Contact

Navidea Biopharmaceuticals, Inc.

G2G Ventures- Executive Consultant

Theodore Gerbick

Chief Marketing Officer

tgerbick@g2g.ventures